Exhibit 99.1

Digital Brands Group Reports Second Quarter 2023 Financial Results

Net Earnings of $5.0 million or $0.38 per diluted share

Revenues increased 69.6% to $4.5 million, which excludes the revenue from the Harper & Jones spin out

AUSTIN, Texas, Aug. 17, 2023 /PRNewswire/ -- Digital Brands Group, Inc. ("DBG") (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today reported financial results for its second quarter ended June 30, 2023.

"We are pleased to see the significant revenue growth and operating leverage since the acquisition of Sundry. In fact, based on wholesale bookings and current e-commerce trends, our third quarter and fourth quarter revenues will be meaningfully higher than this quarter. Additionally, we will continue to show a higher level of cost savings in our third and fourth quarters versus this quarter, " said Hil Davis, CEO of Digital Brands Group.

"We are also excited about our two new revenue channels that will launch this Fall, which are our proprietary affiliate program and our multi-brand retail store. We have had to place a limit on the number of reps in the affiliate program and are now building a waiting list."

Results for the Second Quarter

Net revenues increased 69.6% to $4.5 million compared to $2.6 million a year ago

Gross margin increased 40.4% to $2.2 million compared to $1.5 million a year ago

G&A expenses, including non-cash items, decreased 4.0% to $4.1 million compared to $4.2 million a year ago

Sales & Marketing expenses decreased 20.1% to $1.1 million compared to $1.4 million a year ago

Income from operations was $9.0 million compared to a loss of $10.6 million a year ago

Net income attributable to common stockholders was $5.0 million, or $0.38 per diluted share, compared to a loss of $9.5 million, or a loss of $26.47 per diluted share, a year ago

"We are still on track to generate internal free cash flow in October and based on current trends we expect this internal free cash flow to increase every quarter." said Hil Davis, Chief Executive Officer of Digital Brands Group.

Conference Call and Webcast Details Updated

Management will host a conference call on Thursday, August 17 at 10:30 a.m. ET to discuss the results. The live conference call can be accessed by dialing (866) 605-1828 from the U.S. or internationally. The conference I.D. code is 13740703 or via the web by using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=O1i6mEmc.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG's plans, objectives, projections and expectations relating to DBG's operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG's ability to implement its business strategy; DBG's ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG's and its vendors' ability to maintain the strength and security of information technology systems; the risk that DBG's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG's ability to properly collect, use, manage and secure consumer and employee data; stability of DBG's manufacturing facilities and foreign suppliers; continued use by DBG's suppliers of ethical business practices; DBG's ability to accurately forecast demand for products; continuity of members of DBG's management; DBG's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG's financial results is included from time to time in DBG's public reports filed with the SEC, including DBG's Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

DIGITAL BRANDS GROUP, INC STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
		Restated		Restated
Net revenues	$4,493,424	$2,649,432	$8,869,803	$5,278,562
Cost of net revenues	2,157,349	1,536,703	4,540,488	3,552,396
Gross profit	2,336,075	1,112,729	4,329,315	1,726,166
Operating expenses:
General and administrative	4,074,051	4,243,031	8,380,063	8,073,621
Sales and marketing	1,097,326	1,372,568	2,036,677	2,230,087
Distribution	242,214	221,925	512,399	424,773
Change in fair value of contingent consideration	(12,098,475)	5,920,919	(12,098,475)	7,121,240
Total operating expenses	(6,684,884)	11,758,443	(1,169,336)	17,849,721
Income (loss) from operations	9,020,959	(10,645,714)	5,498,651	(16,123,555)
Other income (expense):
Interest expense	(1,086,889)	(2,173,769)	(2,951,487)	(3,730,612)
Loss on disposition of business	-	-	-	-
Other non-operating income (expenses)	2,240	3,336,963	(676,749)	2,653,375
Total other income (expense), net	(1,084,649)	1,163,194	(3,628,236)	(1,077,237)
Income tax benefit (provision)	-	-	-	-
Net income (loss) from continuing operations	7,936,310	(9,482,520)	1,870,415	(17,200,792)
Income (loss) from discontinued operations, net of tax	(2,892,050)	(51,404)	(2,962,503)	(166,074)
Net income (loss)	$5,044,260	$(9,533,924)	$(1,092,088)	$(17,366,866)
Weighted average common shares outstanding - basic	6,170,227	358,223	5,920,596	245,911
Weighted average common shares outstanding - diluted	20,865,111	358,223	20,615,480	245,911
Net income (loss) from continuing per common share - basic	$1.29	$(26.47)	$0.32	$(69.95)
Net income (loss) from continuing per common share - diluted	$0.38	$(26.47)	$0.09	$(69.95)

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC
STATEMENTS OF CASH FLOW

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,092,088)	$(17,200,792)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,765,619	1,113,188
Amortization of loan discount and fees	1,611,433	2,818,174
Loss on extinguishment of debt	689,100	-
Loss on disposition of business	2,923,940
Stock-based compensation	207,094	258,852
Shares issued for services	499,338	-
Change in credit reserve	344,140	(5,053)
Change in fair value of contingent consideration	(12,098,475)	7,121,240
Change in fair value of warrant liability	-	(18,223)
Change in fair value of derivative liability	-	(880,388)
Forgiveness of Payroll Protection Program	-	(1,760,755)
Changes in operating assets and liabilities:
Accounts receivable, net	375,685	(100,662)
Due from factor, net	(96,955)	202,787
Inventory	454,011	(128,255)
Prepaid expenses and other current assets	(44,213)	(395,781)
Accounts payable	92,494	435,110
Accrued expenses and other liabilities	1,346,068	1,461,572
Deferred revenue	(183,782)	(55,034)
Accrued interest	217,479	690,624
Net cash used in operating activities	(2,989,112)	(6,443,396)
Cash flows from investing activities:
Cash disposed	(18,192)	-
Purchase of property, equipment and software	(27,855)	-
Deposits	87,378	-
Net cash provided by investing activities	41,331	-
Cash flows from financing activities:
Proceeds (repayments) from related party advances	(57,427)	(172,036)
Advances (repayments) from factor	154,073	(142,436)
Issuance of loans and note payable	4,194,799	548,808
Repayments of convertible and promissory notes	(6,604,552)	(3,068,750)
Issuance of convertible notes payable	-	2,301,250
Issuance of common stock in public offering	5,000,003	9,347,450
Offering costs	(686,927)	(1,930,486)
Net cash provided by financing activities	1,999,969	6,883,800
Net chane in cash and cash equivalents	(947,812)	440,404
Cash and cash equivalents at beginning of period	1,283,282	528,394
Cash and cash equivalents at end of period	$335,470	$968,798
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$686,071	$191,152
Supplemental disclosure of non-cash investing and financing activities:
Conversion of notes into common stock	$-	$1,802,372
Conversion of notes into preferred stock	$5,759,177	$-
Right of use asset	$467,738	$201,681
Warrant and common shares issued with notes	$-	$98,241

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC
STATEMENT OF BALANCE SHEETS

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$335,470	$1,275,616
Accounts receivable, net	196,919	583,368
Due from factor, net	438,142	839,400
Inventory	4,771,271	5,122,564
Prepaid expenses and other current assets	872,142	766,901
Assets per discontinued operations, current	-	241,544
Total current assets	6,613,944	8,829,394
Property, equipment and software, net	98,170	104,512
Goodwill	8,973,501	8,973,501
Intangible assets, net	11,421,311	12,906,238
Deposits	106,547	193,926
Right of use asset	339,085	102,349
Assets per discontinued operations	-	2,628,136
Total assets	$27,552,558	$33,738,056
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,143,991	$8,016,173
Accrued expenses and other liabilities	5,038,937	3,936,920
Deferred revenue	-	-
Due to related parties	472,790	555,217
Contingent consideration liability	-	12,098,475
Convertible note payable, net	100,000	2,721,800
Accrued interest payable	1,779,274	1,561,795
Note payable - related party	-	-
Loan payable, current	1,190,405	1,829,629
Promissory note payable, net	5,613,839	9,000,000
Right of use liability, current portion	312,226	102,349
Liabilities per discontinued operations, current	-	1,071,433
Total current liabilities	22,651,462	40,893,792
Loan payable	443,635	150,000
Right of use liability	33,501	-
Liabilities per discontinued operations	-	147,438
Total liabilities	23,128,598	41,191,230
Commitments and contingencies
Stockholders' equity (deficit):
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	-	-
Series A preferred stock, $0.0001 par, 1 share authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022	-	-
Series B preferred stock, $0.0001 par, 1 share authorized, 1 and no share issued and outstanding as of June 30, 2023 and December 31, 2022, respectively
Series A convertible preferred stock, $0.0001 par, 6,800 shares designated, 6,300 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	1	1
Series C convertible preferred stock, $0.0001 par, 5,671 shares designated, 5,671 and 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1	-
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 7,927,549 and 4,468,939 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	793	447
Additional paid-in capital	109,262,570	96,293,694
Accumulated deficit	(104,839,404)	(103,747,316)
Total stockholders' equity (deficit)	4,423,960	(7,453,174)
Total liabilities and stockholders' equity (deficit)	$27,552,558	$33,738,056

The accompanying notes are an integral part of these financial statements.

About Digital Brands Group
We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Digital Brands Group, Inc. Company Contact
Hil Davis, CEO
Email: invest@digitalbrandsgroup.co
Phone: (800) 593-1047

Related Links

https://www.digitalbrandsgroup.co
https://ir.digitalbrandsgroup.co